Exhibit 8.1

250 Vesey Street • New York, New York 10281.1047

Telephone: +1.212.326.3939 • jonesday.com

May 15, 2026

TopBuild Corp.

475 North Williamson Boulevard

Daytona Beach, Florida 32114

Ladies and Gentlemen:

We have acted as counsel to TopBuild Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-4, filed with the Commission on May 15, 2026 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Agreement and Plan of Merger, dated as of April 18, 2026 (the “Merger Agreement”), by and among QXO, Inc., a Delaware corporation (“Parent”), Titanium MergerCo, Inc., a Delaware corporation and wholly owned Subsidiary of Parent, Titanium MergerCo 2, LLC, a Delaware limited liability company and wholly owned Subsidiary of Parent, and the Company. Any capitalized terms used, but not defined, herein have the meanings given to such terms in the Merger Agreement.

Pursuant to Section 4.23(b) of the Merger Agreement, you have requested this opinion to be submitted to the Commission in connection with the declaration of the effectiveness of the Form S-4. In providing our opinion, we have examined and are relying upon the Merger Agreement, the Registration Statement (including the Joint Proxy Statement/Prospectus forming a part thereof), the representation letters, dated as of the date hereof, provided to us by the Company and Parent for purposes of providing this opinion (together, the “Representation Letters”), and such other documents as we have deemed necessary or appropriate for purposes of providing this opinion. In addition, we have assumed, with your consent, that (i) the Mergers will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein will be waived by any party), (ii) the statements concerning the Mergers and the parties thereto set forth in the Merger Agreement and in the Registration Statement are true, complete and correct and will remain true, complete and correct in all respects at all times up to and including the effective times of the Mergers, (iii) the statements and representations made by the Company and Parent in their respective Representation Letters are true, complete and correct and will remain true, complete and correct in all respects at all times up to and including the effective times of the Mergers and thereafter (where relevant), (iv) any such statement or representation set forth in the Merger Agreement, the Registration Statement or the Representation Letters that is qualified by belief, knowledge, intention, materiality or any comparable or similar qualification, is and will be true, complete and correct in all respects as if made without such qualification, (v) the parties to the Merger Agreement and their respective Subsidiaries will treat the Mergers for U.S. federal income Tax purposes in a manner consistent with this opinion, (vi) such parties have complied with and will continue to comply with the obligations, covenants and agreements contained in the Merger Agreement, and (vii) there will be no change in applicable U.S. federal income Tax Law from the date hereof through the effective times of the Mergers. We have also assumed, with your consent, the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof. If any of the above described assumptions is untrue for any reason or if the Mergers are consummated in a manner that is different from the manner described in the Merger Agreement, the Registration Statement or the Representation Letters, this opinion may be adversely affected. We have not undertaken any independent investigation of any factual matter set forth in any of the foregoing.

AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRISBANE • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS
DETROIT • DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • LONDON • LOS ANGELES • MADRID
MELBOURNE • MEXICO CITY • MIAMI • MILAN • MINNEAPOLIS • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH
SAN DIEGO • SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

May 15, 2026

Based upon and subject to the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

We express no opinion on any issue relating to the Tax consequences of the Mergers contemplated by the Merger Agreement or the Registration Statement other than the opinion set forth above. Our opinion set forth above is based on the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and judicial precedents, all as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Any change in applicable Laws or facts and circumstances surrounding the Mergers, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied (including the representations and statements in the Representation Letters) may affect the validity of the opinion set forth herein. We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention (or to supplement, revise or reissue our opinion to address any such change or inaccuracy). In addition, our opinion is being delivered prior to the consummation of the Mergers and therefore is prospective and dependent on future events.

This opinion is furnished to you solely in connection with the Registration Statement and this opinion is not to be relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Jones Day

Jones Day